UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2007
Cinemark, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31372 (Commission File Number)	01-0687923 (IRS Employer Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 15, 2005, we, through a wholly-owned subsidiary, joined National CineMedia, LLC (“NCM LLC”), a joint venture with American Multi-Cinema, Inc. (“AMC”) and Regal CineMedia Holdings, LLC (“Regal,” together with us and AMC, the “Founding Members”) which operates the largest digital in-theatre network in the U.S. and combines the cinema advertising and non-film event businesses of the Founding Members. On February 13, 2007, National CineMedia, Inc. (“NCM INC”), a newly formed entity that now serves as a member and the sole manager of NCM LLC, completed an initial public offering of its common stock. In connection with the NCM INC public offering, NCM INC became a member and the sole manager of NCM LLC, and we entered into or amended various agreements with NCM LLC and NCM INC including the Third Amended and Restated Limited Liability Company Operating Agreement (the “Third Restated LLC Agreement”) of NCM LLC, by and among the Founding Members and NCM INC and an Exhibitor Services Agreement, by and between us and NCM LLC. Prior to the initial public offering of NCM INC common stock, our ownership interest in NCM LLC was approximately 25% and subsequent to the completion of the offering we hold a 14% interest in NCM LLC.
Third Amended and Restated Operating Agreement of National CineMedia, LLC
     On February 13, 2007, Cinemark, Regal, AMC and NCM INC entered into the Third Restated LLC Agreement of NCM LLC. Among other things, the Third Restated LLC Agreement provides for the following:
     Appointment as Manager. NCM INC becomes a member and the sole manager of NCM LLC. As the sole manager, NCM INC controls all of the day to day business affairs and decision-making of NCM LLC without the approval of any other member.
     Founding Member Approval Rights. If any director designee to the NCM INC board of directors designated by Cinemark, Regal or AMC is not appointed to the NCM INC board, nominated by NCM INC or elected by NCM INC stockholders, as applicable, then each of Cinemark, Regal or AMC (so long as such member continues to own 5% of NCM LLC’s issued and outstanding common membership units, calculated in accordance with the Third Restated LLC Agreement) will be entitled to certain approval rights over material actions of NCM LLC.
     Distributions. Members are entitled to mandatory distributions of all Available Cash (as defined in the Third Restated LLC Agreement) on a quarterly basis.
     Transfer Restrictions. Members are generally permitted to transfer their membership units in NCM LLC, subject to limited exceptions. In the event of a transfer of membership units by us, the transferee will not have the rights and powers of Cinemark (such as the right to designate directors for nomination), unless the transferee is an affiliate of Cinemark or is controlled by Cinemark or certain owners of Cinemark.
     Common Unit Redemption Right. The members are granted a redemption right in order to exchange common units of NCM LLC for NCM INC shares of common stock on a one-for-one basis (as adjusted to account for stock splits, recapitalization or similar events), or at the option of NCM INC, a cash payment equal to the market price of one share of common stock. If NCM INC determines to make a cash payment, we have the option to rescind its redemption request within the specified time period.
     Preferred Unit Redemption Right. Prior to pricing the initial public offering of NCM INC, NCM LLC completed a recapitalization whereby (1) each issued and outstanding Class A unit of NCM LLC was split into 44,291 Class A units, and (2) following such split of Class A Units each issued and outstanding Class A Unit was recapitalized into one common unit and one preferred unit. As a result, we received 14,159,437 common units and 14,159,437 preferred units. All existing preferred units of NCM LLC, or 55,850,951 preferred units, held by Cinemark, Regal and AMC were redeemed on a pro rata basis upon execution of the Third Restated LLC Agreement. NCM LLC utilized the proceeds of its new $725.0 million term loan facility and $59.8 million it received from NCM INC from the proceeds of its initial public offering to redeem all of its outstanding preferred units upon execution of the Third Restated LLC Agreement in accordance with the terms thereof. Each preferred unit was redeemed for $13.7782 and we received approximately $195.1 million as payment in full for redemption of all of our preferred units in NCM LLC (the “Redemption Proceeds”). Upon payment of such amount, each preferred unit was cancelled and the holders of the preferred units ceased to have any rights with respect to the preferred units.
     Amendments. The Third Restated LLC Agreement may generally be amended by a vote of the members holding a majority of the outstanding common units plus each of Cinemark, Regal and AMC. Amendments to specified provisions also require the additional consent of NCM INC as the sole manager.

Exhibitor Services Agreement with National CineMedia, LLC
     On February 13, 2007, we entered into the Exhibitor Services Agreement with NCM LLC. Among other things the Exhibitor Services Agreement provides for the following:
     Services Provided. NCM LLC will be the exclusive provider within the United States of advertising services in the Company’s theatres (subject to limited exceptions), as well as of the exclusive provider of meeting events (known as “CineMeetings”) and digital programming events.
     Term. The Exhibitor Services Agreement has a term of 30 years for advertising. The terms for CineMeetings and digital programming will each be approximately five years with provisions for automatic renewal if certain financial performance conditions are met by the CineMeetings or digital programming businesses, as applicable. Beginning one year prior to the end of the term and ending four years after the end of the term of the Exhibitor Services Agreement, NCM LLC will have a right of first refusal to enter into a services agreement for the services provided under the Exhibitor Services Agreement on terms equivalent to those offered by a third-party.
     Termination. Either party may terminate the agreement upon (1) a material breach of the Exhibitor Services Agreement by the other party after notice and a cure period; (2) a government, regulatory or judicial injunction, order or decree; or (3) bankruptcy, insolvency or dissolution of the other party, appointment of a receiver or trustee for the other party who is not dismissed within 60 days or cessation of business or inability to pay debts.
     Theatres. The Company is required to make all of its theatres available for the services, including theatres that are newly acquired or built during the term of the Exhibitor Services Agreement, subject to certain limited exceptions.
     Payments. In consideration for NCM LLC’s access to the Company’s theatre attendees for on-screen advertising and use of off-screen locations within the Company’s theatres for the lobby entertainment network and lobby promotions, the Company will receive a monthly theatre access fee under the Exhibitor Services Agreement. The theatre access fee is composed of a fixed payment per patron, initially $0.07, and a fixed payment per digital screen, which may be adjusted for certain enumerated reasons. The payment per theatre patron will increase by 8% every five years with the first such increase taking effect after the end of fiscal 2011 and the payment per digital screen, initially $66.67, will increase annually by 5%, beginning after the end of fiscal 2007. The theatre access fee paid in the aggregate to Regal, AMC and Cinemark will not be less than 12% of NCM LLC’s Aggregate Advertising Revenue (as defined in the Exhibitor Services Agreement), or it will be adjusted upward to reach this minimum payment.
     NCM LLC will also pay a portion of the proceeds it receives from NCM INC in the initial public offering to us for agreeing to modify NCM LLC’s payment obligation under the prior exhibitor services agreement. The modification agreed to by us reflects a shift from circuit share expense under the prior exhibitor service agreement with us, which previously obligated NCM LLC to pay us a percentage of revenue, to the above-described monthly theatre access fee. The theatre access fee will significantly reduce the contractual amounts paid to us by NCM LLC. In exchange for our agreement to so modify the agreement, NCM LLC paid us approximately $174 million upon execution of, and as required by, the Exhibitor Services Agreement on February 13, 2007 (the “ESA Payment”).
     In consideration for the exhibition of digital programming events, we will retain 15% of the revenue from ticket sales, net of taxes and refunds and 100% of the concession sales. NCM LLC will distribute a total of 15% of the net revenue received from any promotional fee for a digital programming event to those theatres that participated in such digital programming event, allocated based upon the number of tickets sold. Revenue from meeting events will be shared based on the type of event. For meetings that include a movie, we will retain the proceeds of movie ticket sales for a full sale of the auditorium (at adult ticket prices) and NCM LLC will retain other fees associated with the meeting. For meetings without a movie, NCM LLC will pay us 15% of the rental revenue for the meeting. For church worship services, NCM LLC in the United States will pay us 50% of the rental revenue for the meeting.
     Non-Competition. Subject to certain limited exceptions, the Exhibitor Services Agreement includes a broad non-compete provision, whereby we agree not to compete with NCM LLC with respect to the services that the Exhibitor Services Agreement grants exclusivity to NCM LLC to provide.
     Certain Other Provisions. If the exhibitor services agreements of AMC or Regal are amended, then we have the right to amend the Exhibitor Services Agreement to match such change pursuant to a most-favored nation provision.
     We intend to use the net proceeds, after taxes, from the Redemption Proceeds, the ESA Payment described above and the approximately $19.9 million we received by selling common units in NCM LLC to NCM INC in connection with the exercise of the underwriter’s over-allotment option in the NCM INC initial public offering to repay outstanding debt. However we may decide to use these proceeds for a purpose other than the repayment of our indebtedness.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information described above in Item 1.01 with respect to disposition of assets is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President — General Counsel

Date: February 20, 2007

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